United States
 Securities and Exchange Commission
 Washington, D.C. 20549
 _______________________________

FORM 8-K

 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):      November 18, 2010

 CytoGenix, Inc.
 (Exact name of registrant as specified in its charter)

 0-26807
(Commission File Number)

Nevada	76-0484097
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

710 N. Post Oak Road, Suite 410	77024
(Address of principal executive offices)	(Zip Code)

(713) 780-0806
Registrant’s telephone number, including area code

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                      Other Events.

On October 26, 2010, the Board of Directors of CytoGenix, Inc (“CYGX.PK”) (the “Company”) became aware that two former employees of the Company, Frank Vazquez and Lawrence Wunderlich (the “Former Employees”) obtained a summary judgment entitling them to the assets of the Company.  The Company has also learned that its CEO at the time, Lex Cowsert (Cowsert), became aware of the motion for a summary judgment in January 2010 and did not respond to it, seek legal counsel or present the motion to the Board of Directors.  On November 4, 2010, the Board of Directors of the Company became aware that the Former Employees filed an assignment notice with the United States Patent Office (“USPTO”), based upon the summary judgment, and transferred the Company’s intellectual property (the “IP) to themselves.  The Company immediately retained independent legal counsel to evaluate the judgment and assignment filings.  The Company has reason to believe that Cowsert has conspired with the Former Employees to illegally obtain the IP.

On November 17, 2010, the Company received a report from the independent legal counsel that a great deal of legal effort will be required to regain control of the patents.  The Board of Directors has begun negotiations with the Former Employees to reach an agreement with them that would induce them to return the intellectual property to the Company.  Further, the Company does not believe that the summary judgment is enforceable and is taking steps to recover the intellectual property while it conducts negotiations with the Former Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	CytoGenix, Inc.
By /s/ Cy Stein Cy Stein, Chief Executive Officer